Exhibit 107

Calculation of Filing Fee Tables

F-3
(Form Type)

IREN Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Units	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Unallocated (Universal) Shelf		Rule 457(o)			$0	0.00015310	$0
Fees to be Paid	Equity	Ordinary Shares	Rule 457(o)	N/A	N/A	$1,000,000,000	0.00015310	$153,100
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$1,000,000,000		$153,100
	Total Fees Previously Paid							—
	Total Fee Offsets							$1,040.32
	Net Fee Due							$152,059.68

(1)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees for each identified class of securities. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate amount of securities of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement, including securities that may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments or pursuant to a share dividend, share split or similar transaction with respect to, any securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims	IREN Limited (f/k/a Iris Energy Ltd.)	Form F-3	333-279427	May 15, 2024		$1,040.32(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	N/A	$6,795,066.94
Fees Offset Sources	IREN Limited (f/k/a Iris Energy Ltd.)	Form F-3	333-279427		May 15, 2024						$1,040.32

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)
Pursuant to its Registration Statement on Form F-3 (File No. 333-279427), filed with the SEC on May 15, 2024 and declared effective on May 28, 2024 (the “Prior Registration Statement”), the Registrant previously registered such indeterminate number of securities of each of identified class as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $500,000,000. The identified classes of securities registered pursuant to the Prior Registration Statement were (a) Ordinary Shares; (b) Debt Securities; (c) Warrants; (d) Subscription Rights; (e) Purchase Contracts; and (f) Units. $6,795,066.94 of the securities registered pursuant to the Prior Registration Statement remain unsold at the termination of the offering contemplated by such registration statement, leaving $1,040.32 in previously paid fees available for future offset. Pursuant to Rule 457(p) of the Securities Act, the Registrant is using $1,040.32 of the previously paid and unused fees to offset the registration fees required in connection with this registration statement.